Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS THIRD QUARTER RESULTS

•Total revenues of $190.3 million
•GAAP earnings per diluted share of $0.14 and non-GAAP earnings per diluted share of $0.27
•Signed 13 deals over $1 million
•Signed 75 deals over $300,000

REDWOOD CITY, Calif., October 25, 2012 - Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of data integration software, today announced financial results for the third quarter ended September 30, 2012.
“Our third quarter results reflect operational improvements in the US and Asia Pacific regions and disappointing performance in Europe, as compared to our prior quarter results,” said Sohaib Abbasi, chairman and chief executive officer, Informatica. “With our track record of continual innovation, coupled with our aggressive measures for more rigor and better operational discipline, Informatica is now better positioned to pursue our market opportunity.”
Financial Highlights for the Third Quarter Ended September 30, 2012
Total revenues for the third quarter of 2012 were $190.3 million, compared to $195.9 million in the third quarter of 2011. License revenues were $65.9 million, compared to $83.7 million in the third quarter of 2011.
Income from operations for the third quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $25.1 million, compared to $37.2 million in the third quarter of 2011.
GAAP net income for the third quarter of 2012 was $15.5 million, compared to $27.0 million in the third quarter of 2011, and GAAP net income per diluted share was $0.14, compared to $0.24 per diluted share in the third quarter of 2011.
Non-GAAP income from operations for the third quarter of 2012 was $45.2 million, compared to $53.5 million in the third quarter of 2011. Non-GAAP net income for the third quarter of 2012 was $30.0 million, compared to $38.1 million in the third quarter of 2011 and non-GAAP net income per diluted share was $0.27, compared to $0.34 per diluted share in the third quarter of 2011. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities acquisition-related adjustments, acquisition and other expenses and share-based compensation. A reconciliation of GAAP results to non-GAAP results is included below.
For the nine-month period ended September 30, 2012, revenues were $576.8 million, up from the $556.6 million recorded for the first nine months of 2011. License revenues for the first nine months of 2012 were $216.9 million, compared to $241.6 million in the first nine months of 2011. Income from operations for the first nine months of 2012, calculated in accordance with GAAP, was $91.4 million, compared to $105.3 million in the first nine months of 2011. GAAP net income for the first nine months of 2012 was $62.1 million, compared to $75.1 million in the first nine months of 2011, and GAAP net income per diluted share was $0.55, compared to $0.67 per diluted share in the first nine months of 2011. Non-GAAP income from operations for the first nine months of 2012 was $147.7 million, compared to $150.6 million in the first nine months of 2011. Non-GAAP net income for the first nine months of 2012 was $101.9 million, compared to $106.7 million in the first nine months of 2011, and non-GAAP net income per diluted share was $0.91, compared to $0.95 per diluted share.
For the nine months ended September 30, 2011, earnings per diluted share was calculated on an “if converted” basis, including the add-back of $0.8 million, of interest and convertible notes issuance cost amortization, net of applicable income taxes until the redemption of the convertible notes on March 18, 2011.
Additional Highlights Achieved Since July 2012:

•
Introduced the Informatica PowerCenter Big Data Edition. The product is an innovative, zero-coding environment to allow organizations to lower the cost of big data projects involving new technologies such as Hadoop.

•
Launched Informatica Cloud Summer 2012. Introduced dynamic cloud integration templates, enhanced the Cloud Connector Toolkit for near universal connectivity and expanded the free Data Loader for several software as a service (SaaS) applications.

•
Introduced Informatica Cloud MDM. Cloud Master Data Management (MDM) provides a single, authoritative view of customer data for salesforce.com customers, to improve sales, services and marketing results.

•
Launched public takeover offer for all outstanding shares of Heiler Software AG through our subsidiary Informatica Deutschland AG. Should the takeover offer be successful, the combination of Informatica's multi-domain MDM and Heiler's PIM solution is expected to deliver unique value to analyze relationships between products, customer, vendors and locations to optimize multi-channel commerce.

•
Earned top rank in TNS custom research data integration software survey for seventh consecutive year. Informatica data integration products ranked first in quality overall, and the company was a top performer in customer satisfaction in the 2012 TNS Custom Research, Inc. Data Integration Software survey.

•
Recognized as a Leader in Data Integration. The Gartner 2012 Magic Quadrant for Data Integration Tools report notes, "Leaders in the data integration tool market are front-runners in the convergence of single-purpose tools into an offering that supports a range of data delivery styles."

•
Recognized as a Leader in Master Data Management. The Gartner 2012 Magic Quadrant for Master Data Management of Customer Data Solutions report notes, "Vendors in the Leaders quadrant have strong results and delivery capabilities, and will continue to have them. They typically possess a large, satisfied customer base (relative to the size of the market) and enjoy high visibility in the market. The size and financial strength of the Leaders enable them to remain viable in a challenging economy."

•
Recognized as a Leader in Data Quality Tools. The 2012 Gartner Magic Quadrant for Data Quality Tools report cited Informatica as a "Leader." According to Gartner, "demand for data quality tools remains strong, driven by more deployments that support information governance programs, master data management initiatives and application modernization efforts."

•
Took top spot in 2012 "Hot Vendor" Data Integration Value Index. Ventana Research recognized Informatica based upon its comprehensive platform approach to data integration challenges. Informatica scored the highest of all 13 vendors with a rating of 96.3% out of 100%.

•
Kicked off 'Maximize Return on Big Data' Roadshow. In a multi-city roadshow around the world, Informatica and its partners, including Cloudera and MapR, are educating attendees about Hadoop and big data integration approaches and how they can increase the value and lower the cost of their data.

Conference Call and Webcast
Informatica will discuss its third quarter 2012 results on a conference call today beginning at 2:00 p.m. PDT. The live conference call can be accessed at http://www.informatica.com/investor or by dialing 866-799-9311, reservation number 69298883. A replay of the call will also be available by dialing 404-537-3406, reservation number 69298883.
About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of data integration software. Organizations around the world rely on Informatica for maximizing return on data to drive their top business imperatives. Worldwide, over 5,000 enterprises depend on Informatica to fully leverage their information assets residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Information About the Offer for Heiler Software AG
Additional details about the voluntary public takeover offer of Informatica Deutschland AG for all outstanding shares in Heiler Software AG, including the Offer Document relating thereto, can be found at http://www.informatica-offer.com. Copies of the Offer Document and its non-binding English translation are also available free of charge at Commerzbank Aktiengesellschaft, ZCM-ECM Execution, Mainzer Landstrasse 153, 60327 Frankfurt/Main (orders by fax to +49 (0) 69 136 44598). Shareholders of Heiler Software AG are strongly advised to carefully read in full the Offer Document as well as other publications and notifications of Informatica Deutschland AG in connection to the takeover offer. In particular, U.S. shareholders of Heiler Software AG are advised to pay particular attention to the section of the Offer Document entitled “Important Information for U.S. Shareholders.”
Disclaimer and Forward Looking Statements
This press release contains forward-looking statements, including those relating to our position to pursue market opportunities and the takeover offer for Heiler Software AG. Such statements involve risks and uncertainties and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to competition with larger companies that have longer operating histories or greater financial, technical, marketing and other resources; sales execution; and uncertainty in the state of IT spending and the growth of the market for data integration solutions in general and, with respect to the takeover offer for Heiler Software AG, risks related to the completion of the takeover offer, product integration and the failure of the market to develop as expected. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which has been filed with the SEC and is available on our investor relations website at http://www.informatica.com. All information provided in this release is as of October 25, 2012 and neither Informatica nor Informatica Deutschland AG undertakes any duty to update this information.
This press release is neither an offer to purchase nor a solicitation of an offer to sell Heiler Software AG shares or any other security. The Offer Document and the terms and conditions contained therein shall have sole relevance in respect of the offer. Investors and holders of shares in Heiler Software AG are advised to read the relevant documents regarding the takeover offer published by Informatica Deutschland AG because they contain important information. Investors and holders of shares in Heiler Software AG can receive the Offer Document as well as other documents pertaining to the offer from the website www.informatica-offer.com.

###

Note: Informatica, PowerCenter, PowerCenter Big Data Edition, Informatica Data Quality, Informatica MDM, Informatica Cloud, and Informatica Cloud MDM are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
License	$65,891	$83,736	$216,935	$241,580
Service	124,427	112,151	359,895	315,066
Total revenues	190,318	195,887	576,830	556,646
Cost of revenues:
License	925	1,011	3,210	3,669
Service	30,655	30,432	92,764	87,111
Amortization of acquired technology	5,172	5,156	16,164	14,334
Total cost of revenues	36,752	36,599	112,138	105,114
Gross profit	153,566	159,288	464,692	451,532
Operating expenses:
Research and development	35,998	34,577	105,561	98,093
Sales and marketing	73,239	70,437	213,615	200,962
General and administrative	15,692	14,516	46,369	40,507
Amortization of intangible assets	1,462	1,886	4,690	5,959
Facilities restructuring and facility lease termination costs (benefit), net	—	(282)	710	704
Acquisitions and other charges (benefit)	2,036	917	2,389	(5)
Total operating expenses	128,427	122,051	373,334	346,220
Income from operations	25,139	37,237	91,358	105,312
Interest and other income (expense), net	328	1,765	1,706	573
Income before income taxes	25,467	39,002	93,064	105,885
Income tax provision	9,966	12,012	30,948	30,776
Net income	$15,501	$26,990	$62,116	$75,109
Basic net income per common share	$0.14	$0.25	$0.58	$0.73
Diluted net income per common share (1)	$0.14	$0.24	$0.55	$0.67
Shares used in computing basic net income per common share	108,091	106,274	107,957	103,080
Shares used in computing diluted net income per common share	111,776	112,406	112,518	112,655
____________________

(1)
Diluted EPS is calculated under the "if converted" method for the nine months ended September 30, 2011. This includes the add-back of $0.8 million of interest and convertible notes issuance cost amortization, net of applicable income taxes until the redemption of the convertible notes on March 18, 2011.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$237,391	$316,835
Short-term investments	346,891	285,579
Accounts receivable, net of allowances of $4,551 and $4,001, respectively	122,128	176,066
Deferred tax assets	20,542	21,591
Prepaid expenses and other current assets	28,657	23,206
Total current assets	755,609	823,277
Property and equipment, net	144,805	16,025
Goodwill and intangible assets, net	495,032	497,058
Long-term deferred tax assets	24,421	23,037
Other assets	5,373	21,351
Total assets	$1,425,240	$1,380,748
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$101,992	$126,448
Income taxes payable	—	1,178
Accrued facilities restructuring charges	—	17,751
Deferred revenues	217,793	208,039
Total current liabilities	319,785	353,416
Accrued facilities restructuring charges, less current portion	—	5,543
Long-term deferred revenues	9,157	6,573
Long-term income taxes payable	19,596	16,709
Other liabilities	3,118	6,304
Stockholders’ equity	1,073,584	992,203
Total liabilities and stockholders’ equity	$1,425,240	$1,380,748

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating activities:
Net income	$62,116	$75,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,709	4,303
Share-based compensation	31,583	24,300
Deferred income taxes	(1,830)	633
Tax benefits from share-based compensation	12,577	20,088
Excess tax benefits from share-based compensation	(12,470)	(19,795)
Amortization of intangible assets and acquired technology	20,854	20,293
Other operating activities, net	939	(1,704)
Changes in operating assets and liabilities:
Accounts receivable	54,083	18,422
Prepaid expenses and other assets	12,626	(10,615)
Accounts payable and accrued liabilities	(35,056)	(14,104)
Income taxes payable	(1,894)	3,793
Accrued facilities restructuring charges	(23,977)	(10,723)
Deferred revenues	12,152	20,247
Net cash provided by operating activities	140,412	130,247
Investing activities:
Purchases of property and equipment	(137,599)	(8,502)
Purchases of investments	(204,515)	(304,871)
Investment in equity interest, net	(257)	542
Maturities and sales of investments	145,609	261,171
Business acquisitions, net of cash acquired	(8,438)	(27,969)
Net cash used in investing activities	(205,200)	(79,629)
Financing activities:
Net proceeds from issuance of common stock	38,555	45,457
Repurchases and retirement of common stock	(58,709)	(70,115)
Withholding taxes related to restricted stock units net share settlement	(6,243)	(5,701)
Excess tax benefits from share-based compensation	12,470	19,795
Net cash used in financing activities	(13,927)	(10,564)
Effect of foreign exchange rate changes on cash and cash equivalents	(729)	(239)
Net increase (decrease) in cash and cash equivalents	(79,444)	39,815
Cash and cash equivalents at beginning of period	316,835	208,899
Cash and cash equivalents at end of period	$237,391	$248,714

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Total revenues	$190,318	$195,887	$576,830	$556,646

Operating income:

GAAP operating income	$25,139	$37,237	$91,358	$105,312

Percentage of GAAP operating income to total revenues	13%	19%	16%	19%

Plus:
Amortization of acquired technology - Cost of revenues	5,172	5,156	16,164	14,334
Amortization of intangible assets - Operating expenses	1,462	1,886	4,690	5,959
Facilities restructuring and facility lease termination costs (benefit), net - Operating expenses	—	(282)	710	704
Building operating expense - Operating expenses (1)	416	—	771	—
Acquisitions and other charges (benefit) - Operating expenses	2,036	917	2,389	(5)
Share-based compensation - Cost of revenues	1,061	874	3,171	2,599
Share-based compensation - Research and development	3,861	2,825	10,824	7,878
Share-based compensation - Sales and marketing	3,599	2,616	10,078	7,503
Share-based compensation - General and administrative	2,435	2,318	7,510	6,320
Non-GAAP operating income	$45,181	$53,547	$147,665	$150,604

Percentage of Non-GAAP operating income to total revenues	24%	27%	26%	27%

Net income:

GAAP net income	$15,501	$26,990	$62,116	$75,109

Plus:
Amortization of acquired technology - Cost of revenues	5,172	5,156	16,164	14,334
Amortization of intangible assets - Operating expenses	1,462	1,886	4,690	5,959
Facilities restructuring and facility lease termination costs (benefit), net - Operating expenses	—	(282)	710	704
Building operating expense - Operating expenses (1)	416	—	771	—
Acquisitions and other charges (benefit) - Operating expenses	2,036	917	2,389	(5)
Share-based compensation - Cost of revenues	1,061	874	3,171	2,599
Share-based compensation - Research and development	3,861	2,825	10,824	7,878
Share-based compensation - Sales and marketing	3,599	2,616	10,078	7,503
Share-based compensation - General and administrative	2,435	2,318	7,510	6,320
Gain on sale of investment in equity interest	—	(706)	—	(706)
Income tax adjustments	(5,568)	(4,518)	(16,496)	(12,987)
Non-GAAP net income	$29,975	$38,076	$101,927	$106,708

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Diluted net income per share: (2)

Diluted GAAP net income per share	$0.14	$0.24	$0.55	$0.67
Plus:
Amortization of acquired technology	0.05	0.04	0.15	0.13
Amortization of intangible assets	0.01	0.02	0.04	0.05
Facilities restructuring and facility lease termination costs (benefit), net	—	—	0.01	0.01
Building operating expense (1)	—	—	0.01	—
Acquisitions and other charges (benefit)	0.02	0.01	0.02	—
Share-based compensation	0.10	0.08	0.28	0.22
Gain on sale of investment in equity interest	—	(0.01)	—	(0.01)
Income tax adjustments	(0.05)	(0.04)	(0.15)	(0.12)
Diluted Non-GAAP net income per share	$0.27	$0.34	$0.91	$0.95

Shares used in computing diluted Non-GAAP net income per share	111,776	112,406	112,518	112,655
________________

(1)
Represents expense from operating future headquarters buildings purchased in February 2012 prior to expected occupancy by Informatica, which the Company previously reported in periods prior to the acquisition as a part of the “Facilities restructuring charges (benefit) - Operating expenses.”

(2)
Diluted EPS is calculated under the "if converted" method for the nine months ended September 30, 2011. This includes the add-back of $0.8 million of interest and convertible notes issuance cost amortization, net of applicable income taxes until the redemption of the convertible notes on March 18, 2011.